EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in the Registration Statement on Form F-3 of our report dated February 24, 2004 (except for Note 26 which is as at April 15, 2004) and our Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Difference dated February 24, 2004, (except for Note 26 which is as at April 15, 2004) relating to the consolidated financial statements of Mamma.com Inc. (formerly Intasys Corporation) which appear in the Annual Report to shareholders on Form 20-F for the year ended December 31, 2003 which is incorporated by reference herein. We also consent to the use under the heading “Experts” in this Registration Statement on Form F-3.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Montreal, Quebec, Canada
July 29, 2004

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

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